Exhibit 8.1

[ORRICK, HERRINGTON &SUTCLIFFE LLP]

September 18, 2002

Wachovia Asset Securitization, Inc.
One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288

Re:	Wachovia Asset Securitization, Inc., Registration Statement on Form S-3 Commission File Number 333-97457

Ladies and Gentlemen:

        We have advised Wachovia Asset Securitization, Inc. (the “Registrant”) with respect to certain federal income tax aspects of the issuance by the Registrant of its mortgage pass-through certificates (the “Certificates”) and mortgage pass-through notes (the “Notes,” and together with the Certificates, the “Securities”), each issuable in series (each, a “Series”). Such advice conforms to the description of selected federal income tax consequences to holders of the Securities that appears under the heading “Federal Income Tax Consequences” in the prospectus (the “Prospectus”) forming a part of the Registration Statement on Form S-3 (the “Registration Statement”) as filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement was declared effective on August 29, 2002. Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects. To the extent that such description explicitly states our opinion, we hereby confirm and adopt such opinion herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus contained therein. In giving such consent, we do not consider that we are “experts,” within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours, /s/ORRICK, HERRINGTON & SUTCLIFFE LLP ORRICK, HERRINGTON & SUTCLIFFE LLP